Exhibit 99.3

                                                                  EXECUTION COPY

                            ASSET PURCHASE AGREEMENT

                                      among

                               ANTEON CORPORATION

                                       and

                        PINNACLE SOFTWARE SOLUTIONS, INC.

                              Dated: June __, 2001

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ARTICLE I PURCHASE AND SALE OF ASSETS........................................1

     Section 1.1  Purchase Price.............................................1
     Section 1.2  Allocation of Purchase Price...............................1
     Section 1.3  Transfer of Assets.........................................2
     Section 1.4  Transfer of Liabilities....................................5

ARTICLE II CLOSING ..........................................................7

     Section 2.1  Closing....................................................7
     Section 2.2  Instruments of Conveyance and Transfer.....................7

ARTICLE III REPRESENTATIONS AND WARRANTIES OF SELLER.........................7

     Section 3.1  Organization and Qualification.............................7
     Section 3.2  Authority to Effect Transactions...........................7
     Section 3.3  Effect of Agreements.......................................8
     Section 3.4  Government Approvals.......................................8
     Section 3.5  Title to Properties, Absence of Liens and Encumbrances.....8
     Section 3.6  List of Contracts and Other Data...........................8
     Section 3.7  Litigation.................................................8
     Section 3.8  Intellectual Property......................................9
     Section 3.9  Employees and Consultants..................................9
     Section 3.10 No Fees....................................................9

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF BUYER...........................9

     Section 4.1  Organization.  ............................................9
     Section 4.2  Authority to Effect Transactions...........................9
     Section 4.3  Effect of Agreements......................................10
     Section 4.4  Litigation................................................10
     Section 4.5  Governmental Approvals....................................10
     Section 4.6  No Fees...................................................10
     Section 4.7  No Other Representations..................................10

ARTICLE V TRANSITION SERVICES AND OTHER COVENANTS...........................11

     Section 5.1  Transition Services to be Provided by Seller..............11
     Section 5.2  Seller Employees and Consultants..........................12
     Section 5.3  Covenants of Buyer........................................13
     Section 5.4  Tuition...................................................13
     Section 5.5  Filing of Tax Returns.....................................14
     Section 5.6  Post-Closing Access.......................................14
     Section 5.7  Further Assurances........................................14
     Section 5.8  Guarantee.................................................14
     Section 5.9  Pinnacle Consent.  .......................................15

ARTICLE VI CONDITIONS PRECEDENT.............................................15


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     Section 6.1  Conditions Precedent to the Obligations of Buyer..........15
     Section 6.2  Conditions Precedent to the Obligations of Seller.........15

ARTICLE VII INDEMNIFICATION.................................................15

     Section 7.1  Indemnity by Seller.......................................15
     Section 7.2  Indemnity by Buyer........................................16
     Section 7.3  Defense of Claims.........................................16
     Section 7.4  Computation of Losses Subject to Indemnification..........17
     Section 7.5  Indemnification Payments..................................17
     Section 7.6  Exclusive Remedies........................................17
     Section 7.7  Survival..................................................17

ARTICLE VIII MISCELLANEOUS..................................................17

     Section 8.1  Expenses..................................................17
     Section 8.2  Entire Agreement..........................................17
     Section 8.3  Notices...................................................18
     Section 8.4  Waiver....................................................18
     Section 8.5  Binding Effect; Assignment................................19
     Section 8.6  Governing Law.............................................19
     Section 8.7  Separability..............................................19
     Section 8.8  Headings..................................................19
     Section 8.9  Counterparts..............................................19

EXHIBITS
A    Bill of Sale
B    Assignment and Assumption
C    Guarantee

SCHEDULES
1.4(a)(iii)(3) CITE Training Courses
3.3            Effect of Agreement
3.5            Encumbrances on Purchased Assets
3.7            Litigation
3.9            Seller Employees and Consultants
5.1(a)         Web Pages
5.1(e)         Seller Paid Instructors


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                            ASSET PURCHASE AGREEMENT

            ASSET PURCHASE AGREEMENT, dated as of June 29, 2001 (this "AGREEMENT"), between Pinnacle Software Solutions, Inc., a Virginia corporation, as guarantor ("PINNACLE"), B&G, LLC, a Virginia limited liability company ("BUYER"), and Anteon Corporation, a Virginia corporation ("SELLER").

            WHEREAS, Seller operates training courses in Oracle and Java under the name Center for Information Technology Education ("CITE") in Virginia (the "BUSINESS"), and owns or has the right to use, among other assets, certain training curriculums and goodwill relating thereto; and

            WHEREAS, Buyer desires to acquire certain assets of Seller as set forth in Section 1.3(a) herein and to assume certain liabilities of Seller as set forth in Section 1.4(a), and Seller desires to transfer such assets and liabilities to Buyer, upon the terms and subject to the conditions hereinafter set forth.

            NOW, THEREFORE, in consideration of the representations, warranties, convents and agreements contained herein, and intending to be legally bound hereby, Seller and Buyer agree as follows:

                                   ARTICLE I

                           PURCHASE AND SALE OF ASSETS

            Section 1.1 PURCHASE PRICE. As consideration for the Purchased Assets, Buyer shall pay to Seller an aggregate amount of $100,000 (the "PURCHASE PRICE"), of which $50,000 shall be paid to Seller on the Closing Date by cashier's check or wire transfer of immediately available funds and the remainder shall be paid to Seller in six (6) equal monthly payments of $8,333.33 each on the first Business Day of each month beginning on August 1, 2001, by cashier's check or wire transfer of immediately available funds.

            Section 1.2 ALLOCATION OF PURCHASE PRICE.

                  (a) For all federal, state and local tax purposes, Buyer and Seller agree to allocate the Purchase Price in the manner reasonably determined by Buyer, but subject to the written approval of Seller. Within 180 days following the Closing Date, Buyer shall deliver to Seller a schedule (the "ALLOCATION SCHEDULE") allocating the Purchase Price (including, for the purpose of this Section 1.2, any other consideration paid to Seller, including any liabilities assumed pursuant hereto) among the Purchased Assets and Assumed Liabilities. The Allocation Schedule shall be reasonably prepared by Buyer in accordance with Section 1060 of the Code and the regulations thereunder.

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                  (b) Seller shall have a period of twenty (20) Business Days after the delivery of the Allocation Schedule to present in writing to Buyer notice of any objections Seller may have to the allocations set forth therein (an "OBJECTION NOTICE"). Unless Seller timely objects, such Allocation Schedule shall be binding on the parties without further adjustment, absent manifest error.

                  (c) If Seller shall raise any objection within the twenty (20) Business Day period, Buyer and Seller agree to use commercially reasonably efforts to agree on the Allocation Schedule as soon as practicable thereafter, PROVIDED, HOWEVER, that if Buyer and Seller shall not have agreed on the Allocation Schedule by the twentieth day following the delivery of the Objection Notice, the Allocation Schedule shall be made in accordance with the appraisals of an independent accounting firm, the fees and expenses of which shall be paid one-half by Buyer and one-half by Seller.

                  (d) Buyer and Seller agree to (i) be bound by the Allocation Schedule, (ii) act in a manner consistent with the Allocation Schedule in the preparation of financial statements and filing of all state and United States federal income tax returns (including, without limitation, providing the other for its review a draft of Form 8694 and thereafter filing Form 8594 with its United States federal income tax return for the taxable year that includes the Closing Date) and in the course of any tax audit, tax review or tax litigation relating thereto, and (iii) take no position and cause their affiliates to take no position inconsistent with the Allocation Schedule for any tax purposes.

      Section 1.3 TRANSFER OF ASSETS.

                  (a) PURCHASED ASSETS. Upon the terms and subject to the conditions set forth in this Agreement, including receipt of necessary Consents pursuant to Section 1.3(b), on the Closing Date, Seller shall sell, convey, assign, transfer and deliver to Buyer, and Buyer shall purchase and acquire from Seller, all of Seller's right, title and interest at the Closing Date in and to those assets relating to the Business and listed in clauses (i) - (xii) below, but excluding those assets described in Section 1.3(c) below (all said assets exclusively relating to the Business to be sold, conveyed, transferred, assigned and delivered being hereinafter collectively referred to as the "PURCHASED ASSETS"):

                        (i) Seller's license of certain Java and other curriculums from Quessing Courseware Corporation pursuant to the license agreement, dated as of February 1, 2001;

                        (ii) Seller's Software License Agreement with Pinnacle Software Solutions, Inc., dated as of May 8, 1999;

                        (iii) Seller's Training Product License Agreement and Subscription Library, dated as of June 30, 2000, with National Education Training Group ("NETG"), excluding any debt owed to NETg until December 31, 2001;

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                        (iv) Seller's alliance term sheet with Cambridge
College, dated as of June 15, 2001 pursuant to which Cambridge College agrees to license the Oracle and Java e-commerce curriculums and the Curriculum Delivery System from Seller in exchange for certain contingent fees;

                        (v) Seller's Teaming and License Agreement, dated as of August 11, 2000, with The University of Maryland Eastern Shore;

                        (vi) Seller's Partnership Letter, dated as of March 23, 1999, with the University of Northern Virginia, (clauses (i) through (vi) collectively, the "ASSIGNED CONTRACTS"); provided, however, that Buyer shall be solely responsible for renewing any Assigned Contract;

                        (vii) Seller's curriculum delivery system, which includes the education, recruitment, and career transition content;

                        (viii) all rights in and to the name "CITE" and all related marks and derivations thereof and, subject to the Consent of the Virginia State Board of Education, Proprietary School Division or other applicable state agency, the certificate issued by such agency to Seller under the name "National Institute of E-Commerce";

                        (ix) all rights in and to the name "Rockwell University" and the registered domain name "rockwell.edu", the Rockwell University student catalogue, the Rockwell University curriculums in Oracle, Java, Project Management, Business Development and Information Security, each in its "as is" incomplete state, Seller's forms related to Rockwell University (such as student applications and transcripts) and, subject to the Consent of the State Council of Higher Education of Virginia or other applicable state agency, the license issued by such agency to Seller under the name "Rockwell University";

                        (x) that portion of tuition payments allocable to instruction in Java received from and accounts receivable due in respect of CITE students registering for the E-Commerce Course commencing after June 1, 2001 (the "JAVA TUITION") and that portion of tuition payments allocable to the CITE course commencing June 13, 2001 and ending September 24, 2001 taught by Pallevi Gupta at the Fairfax Facility (together with the Java Tuition, the "BUYER TUITION");

                        (xi) copies of the books, records and other documents held by Seller relating exclusively to the Business, including CITE student records, mailing lists, recruitment presentations and all other marketing, advertising and promotional materials related exclusively to the Business, other than any marketing, advertising and promotional materials imprinted with the name "Anteon Corporation" or any related marks or derivations thereof; and

                        (xii) Seller's goodwill associated with the Business.

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                  (B) CONSENTS.

                        (i) PRE-CLOSING. Notwithstanding anything to the contrary contained in this Agreement, to the extent that (i) the sale, assignment, transfer, conveyance or delivery to Buyer of any asset set forth in
Section 1.3(a) is prohibited by any applicable law or would require any governmental or third party consent, authorization, waiver or approval (collectively, "CONSENTS") and (ii) such Consent shall not have been obtained on or prior to the Closing Date, this Agreement shall not constitute a sale, assignment, transfer, conveyance or delivery of the asset for which such Consent has not been obtained, nor create any obligation to sell, assign, transfer, convey or deliver such asset (including any obligation to deliver an ancillary agreement set forth in Section 2.2 for which such Consent is required) nor shall failure to obtain any such Consent give rise to the failure of a condition to Buyer's obligations to consummate the transactions contemplated hereby, or entitle Buyer to adjust the Purchase Price. No asset described in Section 1.3(a) herein for which a Consent has not been obtained shall constitute a Purchased Asset unless and until such Consent has been obtained.

                        (ii) POST-CLOSING. Following the Closing Date, Seller's sole and exclusive obligation in connection with any Consent which was not obtained prior to the Closing Date shall be to make a reasonable number of oral and/or written requests, in Seller's discretion, to any party whose Consent is necessary for the sale, assignment, transfer, conveyance or delivery to Buyer of any asset set forth in Section 1.3(a) that was not transferred to Buyer on the Closing Date, and the parties shall cooperate with one another to obtain such Consents. If any such Consent is obtained after the Closing Date, Seller shall promptly assign, transfer, convey and deliver such assets to Buyer for no additional consideration pursuant to the form of Assignment and Assumption attached hereto as Exhibit B. If a Consent to transfer the alliance term sheet with Cambridge College set forth in Section 1.3(a)(iv) is not obtained prior to the Closing Date, then Buyer shall grant to Seller a royalty-free, fully paid, worldwide license, with the right to sublicense, for the term of its agreement with Cambridge College (w) the curriculums licensed from Quessing Courseware Corporation pursuant to the agreement set forth in Section 1.3(a)(i), (x) the software licensed from Pinnacle pursuant to the agreement set forth in Section 1.3(a)(ii), (y) the products licensed from NETg pursuant to the agreement set forth in Section 1.3(a)(iii) and (z) the curriculum delivery system set forth in
Section 1.3(a)(vii), for all uses and purposes to enable Seller to fulfill its obligations under the alliance term sheet, PROVIDED, HOWEVER, that (i) Buyer shall not have an obligation to grant the sublicense referred to in clauses (w),
(x) and (y) above, until the underlying agreement is transferred to Buyer pursuant to this Agreement and (ii) any sublicenses granted pursuant to clauses
(x) through (z) above shall terminate upon obtaining a Consent from Cambridge College to the transfer of the alliance term sheet from Seller to Buyer.

                        (iii) EXPENSES. Seller shall not be obligated to incur any costs in connection with obtaining any Consent except for incidental costs associated with Seller's obligations to request such Consent and to assign any asset set forth in Section 1.3(a) if the related Consent is obtained after the Closing Date. In no

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event shall Seller be required to pay any party to a consent, agreement, license or other commitment for any Consent.

                  (C) EXCLUDED ASSETS. Anything herein contained to the contrary notwithstanding, all other rights, interests, properties and assets of Seller not specifically referred to in Section 1.3(a) herein are specifically excluded from the Purchased Assets and shall be retained by Seller (all such other rights, interests, properties and assets of Seller not specifically covered pursuant to Section 1.3(a), "EXCLUDED ASSETS"), including, without limitation:

                        (i) all rights in and to the name "Anteon Corporation" and all related marks and derivations thereof;

                        (ii) all tuition payments received from and all accounts receivable due in respect of tuition for CITE students registering prior to the Closing Date, other than the Buyer Tuition;

                        (iii) all rights in and to any websites operated by Seller, including any website relating to the Business, other than "rockwell.edu";

                        (iv) all owned and leased personal property not specifically acquired pursuant to Section 2.1(a), including, without limitation, all computer equipment and furniture, whether used for classroom or administrative purposes; and

                        (v) all owned and leased real property, other than the Norfolk facility.

            Section 1.4 TRANSFER OF LIABILITIES.

                  (a) ASSUMED LIABILITIES. Upon the terms and subject to the conditions of this Agreement, on the Closing Date, Buyer shall assume only the following liabilities of Seller relating to the Business (collectively, the "ASSUMED LIABILITIES"):

                        (i) All obligations of Seller under the executory portion of Assigned Contracts;

                        (ii) All obligations of Seller relating to the Purchased Assets, including, without limitation, all obligations, liabilities or expenses relating to claims of third parties alleging violation of any intellectual property rights relating to the Purchased Assets;

                        (iii) All obligations of Seller to existing and former CITE students, including, without limitation, the following:

                              (1) Seller's obligation to provide CITE students
with (i) web-based Oracle and Java CBT tutorials for a period of six (6) months

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after completion of a CITE training course, (ii) access to CITE instructors for help-desk support for a period of six (6) months after completion of a CITE training course and (iii) career transition support in accordance with the Career Transition Module for a period of nine (9) months or until a student's first job interview after commencement of a CITE training course, whichever is greater;

                              (2) Seller's obligation to make a training course
available, subject to seat availability in the course at the reasonable discretion of Buyer, to any CITE student who withdrew from a training course and was in good standing at such time, for a period of twelve (12) months following such withdrawal, PROVIDED, HOWEVER, that the period following a student's withdrawal will be tolled in the event that lack of seat availability prevents such student from taking such course during the twelve (12) month period; and

                              (3) Seller's obligation to operate the CITE
training courses (x) underway as of the Closing Date (including the as yet unscheduled Java component of the E-Commerce Courses) and (y) with respect to CITE students registered prior to the Closing Date, commencing in June 2001, as set forth on SCHEDULE 1.4(a)(iii)(3), until such classes are completed; and

                        (iv) accounts payable in respect of advertising costs relating exclusively to the Business incurred by Seller from and after June 18, 2001 at the request of Buyer, Pinnacle or a representative or agent of Buyer or Pinnacle.

                              (B) EXCLUDED LIABILITIES. Notwithstanding any
other provision in this Agreement, Purchaser is assuming only the Assumed Liabilities and is not assuming any other liability or obligation of Seller of whatever nature, whether presently in existence or arising hereafter (all such liabilities and obligations not being assumed being herein referred to as the "EXCLUDED LIABILITIES"), and, notwithstanding anything to the contrary, the Assumed Liabilities shall not include for the purposes of this Agreement without limitation any of the following:

                        (i) Any debt of Seller;

                        (ii) Any liability or obligation for taxes of Seller;

                        (iii) Any liability or obligation arising out of or relating to an Excluded Asset;

                        (iv) The obligations or liabilities relating to employees or former employees of Seller for periods prior to the Closing Date and, with respect to employees of Seller not hired by Buyer in connection with the transactions contemplated by this Agreement, for all obligations and liabilities, whether arising before, on, or after the Closing Date; and

                        (v) All other liabilities, obligations and expenses of any nature whatsoever, known or unknown, whether absolute, contingent or

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otherwise, not expressly assumed by Purchaser pursuant to Section 1.4(a)
PROVIDED, HOWEVER, that Seller shall be under no obligation to Buyer to take any action with respect to any such liabilities, obligations and expenses.

                                   ARTICLE II

                                     CLOSING

            Section 2.1 CLOSING. The closing of the transactions contemplated by this Agreement shall take place at the offices of Squire Sanders & Dempsey LLP, 8000 Towers Crescent Drive, Suite 1400, Tysons Corner, Virginia, on the Business Day upon which all of the conditions set forth in Sections 7.1 and 7.2 hereof have been satisfied or waived, or such other date as shall be mutually agreed upon in writing by the parties hereto (the "CLOSING DATE").

            Section 2.2 INSTRUMENTS OF CONVEYANCE AND TRANSFER. On the Closing Date, (a) Seller shall execute and deliver to Buyer (i) a bill of sale in the form attached hereto as Exhibit A (the "BILL OF SALE"), (ii) an Assignment and Assumption Agreement assigning the Assigned Contracts and transferring the Assumed Liabilities in the form attached hereto as Exhibit B (the "ASSIGNMENT AND ASSUMPTION AGREEMENT"), and (iii) such other documents of transfer which do not conflict with the terms of this Agreement that Buyer may reasonably request, transferring to Buyer the assets to be acquired by Buyer under the terms of this Agreement and (b) Buyer shall execute and deliver to Seller (i) the Bill of Sale, (ii) the Assignment and Assumption Agreement and (iii) all other documents reasonably requested by Seller which do not conflict with the terms of this Agreement.

                                  ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF SELLER

            As an inducement to Buyer to enter into this Agreement and to consummate the transactions contemplated hereby, Seller represents and warrants to Buyer as follows:

            Section 3.1 ORGANIZATION AND QUALIFICATION. Seller is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia, with full corporate power and authority to own or lease its properties and assets and to conduct its business as presently conducted.

            Section 3.2 AUTHORITY TO EFFECT TRANSACTIONS. Seller has all requisite corporate power and authority to execute, deliver and perform this Agreement. All necessary corporate action on the part of Seller has been duly taken to authorize the execution, delivery and performance by Seller of this Agreement. This Agreement has been duly authorized, executed and delivered by Seller, and, upon due execution and delivery by Buyer, will constitute the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except that such enforceability

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may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting or relating to enforcement of creditor's rights generally, or by general equitable principles.

            Section 3.3 EFFECT OF AGREEMENTS. Except as set forth on SCHEDULE 3.3, after giving effect to the provisions of Section 1.3(b), the execution and delivery by Seller of this Agreement and the performance by Seller of its obligations hereunder will not (i) violate in any material respect any provision of law, any order of any court or other agency of government, the Certificate of Incorporation or By-laws of Seller or any judgment, award or decree or any indenture, agreement, permit or other instrument, in each case to which Seller is a party, or by which Seller or any of the Purchased Assets are bound or affected, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under, any such indenture, agreement, permit or other instrument, or (ii) result in the creation or imposition of any material lien, charge, security interest or other encumbrance upon any of the Purchased Assets.

            Section 3.4 GOVERNMENT APPROVALS. After giving effect to the provisions of Section 1.3(b), no material approval, authorization, consent, order or action of or material filing with any court, administrative agency or other governmental authority is required for the execution and delivery by Seller of this Agreement or the consummation by Seller of the transactions contemplated hereby.

            Section 3.5 TITLE TO PROPERTIES, ABSENCE OF LIENS AND ENCUMBRANCES. Except as set forth on SCHEDULE 3.5 hereto, Seller has good and marketable title to all the Purchased Assets, free and clear of all liens, charges, pledges, security interests or other encumbrances of any nature whatsoever, subject to restrictions on assignment or use in any agreements relating to any Purchased Assets.

            Section 3.6 LIST OF CONTRACTS AND OTHER DATA. All material agreements relating exclusively to the Purchased Assets and Assumed Liabilities are included in the Assigned Contracts, and true and complete copies of all Assigned Contracts have been provided or made available to Buyer and its counsel. To the knowledge of Seller, (i) no party to any of the Assigned Contracts is in breach or default, and (ii) no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination or modification thereof.

            Section 3.7 LITIGATION. As of the date hereof, except as set forth in SCHEDULE 3.7 hereto, there is no action, suit, investigation or proceeding pending or, to the knowledge of Seller, threatened in writing against or affecting Seller before any court or by or before any governmental body, administrative body or arbitration board or tribunal, the outcome of which individually or in the aggregate would have a material adverse effect on the business, assets, liabilities, financial condition or results of operations of the Business taken as a whole or on the Purchased Assets (a "MATERIAL ADVERSE EFFECT") or that would enjoin or prevent the consummation of the transactions contemplated by this Agreement.

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            Section 3.8 INTELLECTUAL PROPERTY. There are no United States
patents, patent applications, trademark or service mark registrations or applications, or copyright registration or applications owned by Seller and used in connection with the Business or the Purchased Assets. In operating the Business, Seller has not interfered with, infringed upon or misappropriated any intellectual property rights of any third party. Seller has not received any pending or unresolved charge, complaint, claim, demand or notice alleging any such interference, infringement or misappropriation, or other violation (including any claim that Seller must license or refrain from using any intellectual property rights of any third party).

            Section 3.9 EMPLOYEES AND CONSULTANTS. SCHEDULE 3.9 sets forth (a) a list of all current employees of Seller employed by Seller predominantly in connection with the operation of the Business ("SELLER EMPLOYEES") and (b) a list of all consultants engaged by Seller in connection with the Business ("SELLER CONSULTANTS"), together with the agreement governing the engagement of such Seller Consultant (the "CONSULTANT AGREEMENTS").

            Section 3.10 NO FEES. There are no brokerage commissions, finder's fees or similar fees or commissions payable by Seller in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with Seller or any action taken by any such person.

                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF BUYER

            As an inducement to Seller to enter into this Agreement and to consummate the transactions contemplated hereby, Buyer represents and warrants to Seller as follows:

            Section 4.1 ORGANIZATION. Buyer is a limited liability company duly formed, validly existing and in good standing under the laws of the Commonwealth of Virginia. Buyer has all requisite limited liability company power and authority to own or lease its properties and assets and to conduct its business as presently conducted.

            Section 4.2 AUTHORITY TO EFFECT TRANSACTIONS. Buyer has all requisite limited liability company power and authority to execute, deliver and perform this Agreement. All necessary limited liability company action on the part of Buyer has been duly taken to authorize the execution, delivery and performance of this Agreement. This Agreement has been duly authorized, executed and delivered by Buyer, and, upon due execution and delivery by Seller, will constitute the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except that such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting or relating to enforcement of creditor's rights generally, or by general equitable principles.

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            Section 4.3 EFFECT OF AGREEMENTS. After giving effect to the provisions of Section 1.3(b), the execution and delivery by Buyer of this Agreement and the performance by Buyer of its obligations hereunder will not (i) violate any provision of law, any order of any court or other agency of government, the Certificate of Formation or Limited Liability Company agreement of Buyer (or equivalent governing instruments), or any judgment, award or decree or any indenture, agreement or other instrument to which Buyer is a party or by which Buyer or its properties or assets are bound or affected, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under, any such indenture, agreement or other instrument, or (ii) result in the creation or imposition of any lien, charge or other encumbrance of any nature whatsoever upon any of the properties or assets of Buyer.

            Section 4.4 LITIGATION. There is no action, suit, investigation or proceeding pending or, to the knowledge of Buyer, threatened against or affecting Buyer before any court or by or before any governmental body or arbitration board or tribunal that might enjoin or prevent the consummation of the transactions contemplated by this Agreement.

            Section 4.5 GOVERNMENTAL APPROVALS. After giving effect to the provisions of Section 1.3(b), no approval, authorization, consent or order or action of or filing with any court, administrative agency or other governmental authority is required for the execution and delivery by Buyer of this Agreement or the consummation by Buyer of the transactions contemplated hereby.

            Section 4.6 NO FEES. There are no brokerage commissions, finder's fees or similar fees or commissions payable by Buyer in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with Buyer or any action taken by any such person.

            SECTION 4.7 NO OTHER REPRESENTATIONS. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES OF SELLER SPECIFICALLY CONTAINED IN ARTICLE IV: (A) NONE OF SELLER OR ANY OFFICER, DIRECTOR, EMPLOYEE, AFFILIATE, STOCKHOLDER, OR AGENT OF SELLER MAKES ANY REPRESENTATION OR WARRANTY OF ANY KIND WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO ANY OF THE TRANSACTIONS OR THE BUSINESS, ASSETS OR CONDITION (FINANCIAL OR OTHERWISE) OF, OR ANY OTHER MATTER INVOLVING SELLER, THE BUSINESS OR THE PURCHASED ASSETS OR THE ASSUMED LIABILITIES, (B) NEITHER SELLER NOR ANY OTHER PERSON MAKES ANY REPRESENTATION OR WARRANTY WITH RESPECT TO ANY INFORMATION, DOCUMENTS OR MATERIAL MADE AVAILABLE TO BUYER (INCLUDING, WITHOUT LIMITATION, THE PROVISION OF ANY BUSINESS OR FINANCIAL ESTIMATES AND PROJECTIONS AND OTHER FORECASTS AND PLANS (INCLUDING THE REASONABLENESS OF THE ASSUMPTIONS UNDERLYING SUCH ESTIMATES AND PROJECTIONS AND FORECASTS)), AND (C) BUYER ACKNOWLEDGES THAT (1) THERE ARE UNCERTAINTIES INHERENT IN ATTEMPTING TO MAKE ANY SUCH ESTIMATES, PROJECTIONS AND OTHER FORECASTS AND PLANS,

      (2) BUYER IS FAMILIAR WITH SUCH UNCERTAINTIES, (3) BUYER IS TAKING FULL RESPONSIBILITY FOR MAKING THEIR OWN EVALUATION OF THE ADEQUACY AND ACCURACY OF ALL ESTIMATES AND PROJECTIONS AND OTHER FORECASTS AND PLANS SO FURNISHED TO IT (INCLUDING THE REASONABLENESS OF THE ASSUMPTIONS UNDERLYING SUCH ESTIMATES, PROJECTIONS AND FORECASTS), AND (4) BUYER SHALL NOT HAVE ANY CLAIM AGAINST ANY PERSON WITH RESPECT THERETO. ACCORDINGLY, BUYER ACKNOWLEDGES AND AGREES THAT IT IS NOT RELYING ON ANY SUCH INFORMATION IN ANY MANNER WHATSOEVER AND THAT IT SHALL HAVE NO CLAIM OR RIGHT WITH RESPECT TO SUCH INFORMATION OR MATERIAL.

                                   ARTICLE V

                     TRANSITION SERVICES AND OTHER COVENANTS

            Section 5.1 TRANSITION SERVICES TO BE PROVIDED BY SELLER. In consideration of the Purchase Price and such additional consideration, if any, listed below, Seller agrees to provide the following services to Buyer for the period indicated below:

                  (a) USE OF WEBSITE. For a period not to exceed four (4) months following the Closing Date, Seller shall provide Buyer with access to Seller's server in order to access the web pages set forth on SCHEDULE 5.1(a) hereto, solely for the purpose of Buyer fulfilling its obligation pursuant to Section 1.3(a)(iii) to maintain the web-based Oracle and Java CBT tutorials, and shall use commercially reasonable efforts to maintain such website in a manner consistent with past practice. Buyer acknowledges Seller's right, on or after the Closing Date, to modify the Seller's web page addresses set forth on
SCHEDULE 5.1(a) to reflect these as web pages relating to the Business operated by Buyer and Pinnacle. Buyer also agrees, not later than ten (10) Business Days following the Closing Date, to register new domain names for such web pages in coordination with the Seller.

                  (b) FAIRFAX FACILITY. For a period not to exceed six (6) months following the Closing Date, for no additional consideration, Seller shall allow Buyer to use (a) the four (4) classroom facilities used to teach CITE courses (as well as the two (2) conference rooms used for CITE-related seminars and by CITE administrative staff) leased by Seller located at 3211 Jermantown Road, Fairfax, Virginia (the "FAIRFAX FACILITY"), solely for the purpose of operating CITE training courses, PROVIDED, that Buyer's use must be consistent with the lease governing the Fairfax Facility and Seller's building security requirements and (b) the approximately 1512 square feet of administrative office facilities used by CITE staff prior to the Closing Date, PROVIDED, that Buyer shall also pay to Seller, upon demand, the cost of any phone charges arising from Buyer's use of such facilities.

                  (c) NORFOLK FACILITY. From the Closing Date through September 30, 2001, (i) Buyer shall have use of the facilities leased by Seller located at

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300 Main Street, Suite 1170, Norfolk, Virginia (the "NORFOLK FACILITY"), solely to operate the Business and (ii) Buyer shall pay to Seller 50% of the rent owed by Seller with respect to the Norfolk Facility, PROVIDED, that (x) Buyer's use must be consistent with the lease and sublease governing the Norfolk Facility and (y) Buyer shall also pay to Seller upon demand, (I) the cost of any phone charges arising from Buyer's use of the Norfolk Facility and (II) the cost of any utility and other supplemental costs and expenses charged to Seller by Seller's landlord arising out of or related to Buyer's use of the Norfolk Facility, including, without limitation, Buyer's use of the Norfolk Facility after normal business hours. Subject to the consent of the landlord and sublessor, Seller shall sublease or assign such facilities to Buyer from October 1, 2001 through the end of the lease term on March 5, 2003, pursuant to terms to be negotiated in good faith by Buyer and Seller prior to October 1, 2001.

                  (d) LEASED EQUIPMENT AND FURNITURE. For a period not to exceed six (6) months following the Closing Date, in exchange for the additional consideration of $13,602.24 per month, Buyer shall have the use of office furniture and equipment, such as computers, printers and projectors, leased by Seller exclusively for the Business and located in six (6) classrooms at the Norfolk and Fairfax facilities. Notwithstanding the foregoing sentence, Buyer shall have no obligation to pay for the use of office furniture and equipment located in classroom #1 through August 15, 2001, classroom #4 through August 17, 2001, or classroom #6B through July 17, 2001. For each classroom identified in the preceding sentence of this Section 5.1(d), Buyer's monthly payment obligation shall be reduced by the monthly amount of $2,267.04 for each classroom during the periods described in such preceding sentence (or a pro rata portion thereof in the case of a partial month). Buyer shall execute and deliver to Seller, upon request, such documents, agreements and instruments as may be necessary or appropriate in order to provide for Buyer's use of the equipment and furniture under the terms of Seller's third party leasing agreements. Notwithstanding anything herein to the contrary, Seller shall have no obligation to maintain, repair or replace any of the office or classroom furniture and equipment, which items Buyer hereby accepts in their "as is" condition.

                  (e) INSTRUCTORS. Seller shall continue to employ and pay the Seller Employees and Seller Consultants set forth on SCHEDULE 5.1(e), from the Closing Date through the date on which the CITE course taught by such instructor ends, as indicated on SCHEDULE 5.1(E); PROVIDED, HOWEVER, that in the event any such instructor leaves prior to the end of such course, Seller shall pay Buyer $60 per remaining course hour and Buyer agrees to provide instruction until such course is completed.

            Section 5.2 SELLER EMPLOYEES AND CONSULTANTS.

                  (a) Buyer may offer to hire any Seller Employee or engage any Seller Consultant presently or previously engaged in the Business and Seller agrees to cooperate with Buyer in facilitating any such hires.

                  (b) Buyer shall provide all such employees or consultants who accept employment with Buyer as of the Closing Date ("BUSINESS

EMPLOYEES") with service credit for all periods of employment with Seller for purposes of participation in any welfare plan, and shall take all reasonable actions to ensure that any pre-existing condition of any such employee is waived for purposes of determining eligibility for, and the terms upon which they participate in, any welfare plan with respect to which such employees participate (other than conditions that are already in effect with respect to such employees under Seller's welfare plans that have not been satisfied as of the Closing Date). Prior to the Closing Date and subject to the consent of the engaged consultant, Buyer may add to the Assigned Contracts any Consultant Agreement it desires to assume.

                  (c) As soon as practicable on or after the Closing Date, Seller shall instruct its 401(k) plan trustee to transfer and assign, and Buyer shall instruct its 401(k) plan trustee to assume, all of the assets and liabilities of the Business Employees accrued under Buyer's 401(k) plan. The transfer of assets and liabilities from the Seller's 401(k) plan to Buyer's 401(k) plan shall be made in cash, and shall be in conformance with the requirements of Code Section 414(l).

            Section 5.3 COVENANTS OF BUYER.

                  (a) TRANSITION SERVICES. Buyer shall, not later than fifteen
(15) days after the end of each month during which transition services are provided by Seller to Buyer as set forth in Section 5.1, pay to Seller all amounts owed in respect of the transition services, as set forth in this Agreement. Buyer agrees to vacate the Fairfax Facility on or prior to December 31, 2001.

                  (b) ASSUMED LIABILITIES. Buyer agrees to fulfill its obligations with respect to the Assumed Liabilities, and, with respect to those obligations set forth in Section 1.3(a)(iii) relating to existing and former CITE students, to perform such obligations in a manner consistent with existing CITE policies and practices.

            Section 5.4 TUITION.

                  (a) BUYER TUITION. On the Closing Date and thereafter, within fifteen (15) Business Days of receipt, Seller shall pay to Buyer amounts received by Seller from students or from lending institutions on behalf of students, in respect of (i) Buyer Tuition and (ii) tuition receivables not included in the Excluded Assets received from lending institutions.

                  (b) EXCLUDED ASSETS/ASSUMED LIABILITIES. After the Closing
Date,

                        (i) within fifteen (15) Business Days of receipt, Buyer shall pay to Seller amounts received by Buyer from students or from lending institutions on behalf of students, in respect of accounts receivable excluded from the Purchased Assets pursuant to Section 1.3(c)(ii) and

                        (ii) within fifteen (15) Business Days of notice from Seller, Buyer shall pay to Seller amounts owed in respect of advertising pursuant to Section 1.4(a)(iv).

                  (c) COLLECTION AND REFUND OF RECEIVABLES. Neither Buyer nor Seller shall have any obligation to incur costs out of the ordinary course of business to collect any receivables to be remitted to the other party hereunder. Any receivables remitted hereunder and subsequently refunded to students in accordance with CITE's policy shall be returned to the party who remitted the receivable within fifteen (15) Business Days notice to the party to whom such receivable was remitted.

            Section 5.5 FILING OF TAX RETURNS. Seller will prepare, in a manner consistent with past practices, and timely file (including extensions of tie to file) all tax returns required to be filed by Seller relating to the business, the due date of which (without extensions) occurs on or before the Closing Date and pay all taxes due with respect to any such tax returns. Buyer will prepare any tax returns relating to the Business due to be filed after the Closing Date but relating to periods of time prior to the Closing Date, with the understanding that such Tax Returns will be subject to the reasonable approval of Seller prior to filing.

            Section 5.6 POST-CLOSING ACCESS. After the Closing Date, upon reasonable notice from Seller, Buyer shall afford the representatives of Seller reasonable access during normal business hours to such books of account and other financial records of Buyer pertaining to the Business and acquired by Buyer pursuant to this Agreement as Seller may reasonably request in order to prepare, file, amend or respond to questions of any governmental authority relating to its financial statements and tax returns for any period or portion thereof that Seller operated the Business. Seller shall compensate Buyer for its reasonable out-of-pocket expenses incurred in assisting Seller pursuant to this
Section 5.6. In the event Buyer wishes to destroy such records at any time, it shall first give thirty (30) days' prior written notice to Seller and Seller shall have the right at its option and expense, upon prior written notice given to Buyer within said thirty (30) day period, to take possession of said records within sixty (60) days after the date of the Seller's notice to Buyer hereunder. If Buyer fails to take possession of said records within such sixty (60) day period, Buyer may destroy such records.

            Section 5.7 FURTHER ASSURANCES. From time to time following the Closing Date, Seller shall (i) execute and deliver, or cause to be executed and delivered to Buyer, such other instruments of assignment, conveyance and transfer as Buyer may reasonably request or as may be otherwise necessary effectively to convey and transfer to, and vest in, Buyer and put Buyer in possession of, any part of the Purchased Assets, (ii) take any other actions necessary to reflect Buyer's ownership of the Purchased Assets as of the Closing Date and (iii) cooperate with Buyer to transition the payment of tuition receivables by lending institutions directly to Buyer.

            Section 5.8 GUARANTEE. Pinnacle shall guarantee the performance and obligations of the Buyer under this Agreement pursuant to the form of Guarantee attached hereto as Exhibit C.

            Section 5.9 PINNACLE CONSENT. Pinnacle hereby consents to the assignment of the license agreement set forth in Section 1.3(a)(ii) from Seller to Buyer.

                                   ARTICLE VI

                              CONDITIONS PRECEDENT

            Section 6.1 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BUYER. The obligations of Buyer under this Agreement are subject to the satisfaction or waiver at or prior to the Closing Date of each of the following conditions:

                  (a) LEGAL ACTIONS OR PROCEEDINGS. No legal action or proceeding shall have been instituted or threatened which would reasonably be expected to restrain, prohibit or invalidate the consummation of the transactions contemplated hereby or which would reasonably be expected to cause a Material Adverse Effect.

                  (b) ANCILLARY AGREEMENTS. Seller shall have executed and delivered the ancillary agreements set forth in Section 2.2, and such agreements shall be in full force and effect as of the Closing Date.

            Section 6.2 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLER. The obligations of Seller under this Agreement are subject to the satisfaction at or prior to the Closing Date of each of the following conditions:

                  (a) LEGAL ACTIONS OR PROCEEDINGS. No legal action or proceeding shall have been instituted or threatened which would reasonable be expected to restrain, prohibit or invalidate the consummation of the transactions contemplated.

                  (b) ANCILLARY AGREEMENTS. Buyer shall have executed and delivered the ancillary agreements set forth in Section 2.2, and such agreements shall be in full force and effect as of the Closing Date.

                  (c) PURCHASE PRICE. Seller shall have received $50,000 from Buyer by cashier's check or wire transfer of immediately available funds.

                                  ARTICLE VII

                                 INDEMNIFICATION

            Section 7.1 INDEMNITY BY SELLER. Seller agrees to indemnify and hold harmless Buyer and its successors and assigns and its and their respective officers, directors, controlling persons (if any), employees, attorneys, agents, affiliates, partners and stockholders, in each case past, present, or as they may exist at any time after the date of this Agreement (including Buyer, the "BUYER INDEMNITEES") against and in respect of any and all claims, suits, actions, proceedings (formal and informal), investigations, judgments, deficiencies, damages, settlements, liabilities, losses, costs and reasonable legal and other expenses arising out of or based upon any Excluded Liabilities or any breach of any covenant or agreement of Seller contained in this Agreement that survives the Closing Date or in any ancillary agreement delivered by Seller pursuant to
Section 3.3.

            Section 7.2 INDEMNITY BY BUYER. Buyer agrees to indemnify and hold harmless Seller and its successors and assigns and their respective partners, controlling persons (if any), employees, attorneys, agents, affiliates, partners and stockholders (including Seller, the "SELLER INDEMNITEES") against and in respect of any and all claims, suits, actions, proceedings (formal and informal), investigations, judgments, deficiencies, damages, settlements, liabilities, losses, costs and reasonable legal and other expenses arising out of or based upon the Assumed Liabilities or any breach of any covenant or agreement of Buyer contained in this Agreement that survives the Closing Date or in any ancillary document delivered by Buyer pursuant to Section 3.3 or arising on or after the Closing Date and relating to the Purchased Assets.

            Section 7.3 DEFENSE OF CLAIMS. Any Buyer Indemnitee or Seller Indemnitee (the "INDEMNIFIED PARTY") seeking indemnification under this Agreement shall give to the party obligated to provide indemnification to such Indemnified Party (the "INDEMNITOR") a written notice (a "CLAIM NOTICE") describing in reasonable detail the facts giving rise to any claim for indemnification hereunder within thirty (30) days of learning of the existence of such claim; provided, however, that the Indemnified Party's failure to provide such notice in not more than thirty (30) days shall not preclude the Indemnified Party from being indemnified for such claim or demand, except to the extent that the failure to give timely notice results in a forfeiture of substantive defenses available to the Indemnifying Party. Upon receipt by the Indemnitor of a Claim Notice from an Indemnified Party with respect to any claim of a third party, such Indemnitor may assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party and, in such event, shall agree to pay and otherwise discharge with the Indemnitor's own assets all judgments, deficiencies, damages, settlements, liabilities, losses, costs and legal and other expenses related thereto; and the Indemnified Party shall cooperate in the defense or prosecution thereof and shall furnish such records, information and testimony and attend all such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested in connection therewith. If the Indemnitor does not assume the defense thereof, the Indemnitor shall similarly cooperate with the Indemnified Party in such defense or prosecution. The Indemnified Party shall have the right to participate in the defense or prosecution of any lawsuit with respect to which the Indemnitor has assumed the defense and to employ its own counsel therein, but the reasonable fees and expenses of such counsel shall be at the expense of the Indemnified Party unless the Indemnitor shall not have promptly employed counsel reasonably satisfactory to such Indemnified Party to take charge of the defense of such action. The Indemnitor shall have the right, in its sole discretion, to settle any claim solely for monetary damages for which indemnification has been sought and is available hereunder. The Indemnified Party shall give written notice to the Indemnitor of any proposed settlement of any suit, which settlement the Indemnitor may, if it shall have assumed the defense of the suit, reject in its reasonable judgment within ten (10) days of receipt of such notice. Notwithstanding the foregoing the Indemnified Party shall have the right to pay or settle any suit for which indemnification has been sought and is available hereunder, provided that, if the defense of such claim shall have been assumed by the Indemnitor, the

Indemnified Party shall automatically be deemed to have waived any right to indemnification hereunder.

            Section 7.4 COMPUTATION OF LOSSES SUBJECT TO INDEMNIFICATION. The amount of any loss for which indemnification is provided under this Article VIII shall be computed net of any third party insurance proceeds actually received by the Indemnified Party pursuant to an insurance policy with respect to such Loss, net of the direct increased cost of obtaining insurance as a consequence of such loss.

            Section 7.5 INDEMNIFICATION PAYMENTS. Any indemnification payments pursuant to this Article VIII shall be reduced by (or the Indemnified Party shall pay to the Indemnitor (i) any federal income tax benefit ("TAX BENEFIT") which the Indemnified Party reasonably determines is directly attributable to the indemnification payment or the expenditure to which the indemnification relates promptly after realizing such offsetting Tax Benefit in cash and (ii) any amounts actually recovered by the Indemnified Party for the damages for which such indemnification payment is made, under any insurance policy, warranty or indemnity from any third party existing at the Closing Date.

            Section 7.6 EXCLUSIVE REMEDIES. Notwithstanding anything in this Agreement to the contrary, the remedies provided in this Article VIII shall be the sole and exclusive remedies for any breach of any covenant or agreement of, or obligation or liability of, Buyer or Seller, contained herein; provided, however, that nothing in this Section 8.6 shall be construed to limit any right or remedy that Buyer or Seller may have with respect to fraud or willful misconduct.

            Section 7.7 SURVIVAL. The representations and warranties of the parties hereto contained in this Agreement shall not survive the Closing Date and all covenants of the parties contained in this Agreement shall survive the Closing Date until the last date upon which such party is required to perform such covenant.

                                  ARTICLE VIII

                                  MISCELLANEOUS

            Section 8.1 EXPENSES. Each party hereto shall pay its own expenses incident to the negotiation, preparation and consummation of this Agreement and all other agreements, instruments and documents executed and delivered by it hereunder or in connection herewith, including all fees and expenses of its or their respective counsel and accountants, whether or not the transactions contemplated hereby or thereby are consummated.

            Section 8.2 ENTIRE AGREEMENT. This Agreement (including the disclosure schedules and exhibits which are incorporated herein) sets forth the entire understanding of the parties with respect to the subject matter hereof, supersedes all existing agreements among them concerning such subject matter and may be modified only by a written instrument duly executed by each party hereto.

            Section 8.3 NOTICES. Any notice given pursuant to this Agreement to any party hereto shall be deemed to have been duly given when mailed by registered or certified mail, return receipt requested, or by overnight courier, or when hand delivered as follows:

            If to Seller:

                     Anteon Corporation
                     3211 Jermantown Road
                     Fairfax, VA 22030-2801
                     Attn:  Curtis L. Schehr, Esq.
                     Senior Vice President and General Counsel
                     Fax: 703-246-0577

            with a copy to:

                     Paul, Weiss, Rifkind, Wharton & Garrison
                     1285 Avenue of the Americas
                     New York, New York 10019-6064
                     Attn: Carl L. Reisner, Esq.
                     Fax:  212-757-3990

            If to Buyer:

                     Pinnacle Software Solutions, Inc.
                     2112 B, Gallows Rd., Vienna, VA  22182
                     Attn: Tarun Gera, President
                     Fax:  703-556-4978

            with a copy to;

                     Squire Sanders & Dempsey LLP
                     8000 Towers Crescent Drive, Suite 1400
                     Tysons Corner, Virginia 22181
                     Attn: Robert B. Webb, III, Esq.
                     Fax:  703-720-7801

or at such other address as either such party shall from time to time designate by written notice, in the manner provided herein, to the other party hereto. All references to days in this Agreement shall be deemed to refer to calendar days, unless otherwise specified.

            Section 8.4 WAIVER. Any waiver must be in writing, and any waiver by any party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of that provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions will not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

            Section 8.5 BINDING EFFECT; ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either of the parties hereto without the prior written consent of the other party, and any purported assignment without such consent shall be void. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their permitted successors and assigns.

            Section 8.6 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the internal laws of the Commonwealth of Virginia. Each party hereto agrees that it shall bring any action or proceeding in respect of any claim arising out of or related to this Agreement or the transactions contained in or contemplated by this Agreement or the ancillary agreements set forth in Section 2.2, whether in tort or contract or otherwise or at law or in equity, exclusively in the United States District Court for the Eastern District of Virginia, or the courts of Fairfax County, Commonwealth of Virginia (the "CHOSEN COURTS") and (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to laying venue in any such action or proceeding in the Chosen Courts and (iii) waives any objection that the Chosen Courts is an inconvenient forum or does not have jurisdiction over any party hereto.

            Section 8.7 SEPARABILITY. If any provision of this Agreement is invalid, illegal or unenforceable, such provision shall be ineffective to the extent, but only to the extent of, such invalidity, illegality or unenforceability, without invalidating the remainder of such provision or the remaining provisions of this Agreement, unless such a construction would be unreasonable.

            Section 8.8 HEADINGS. The headings in this Agreement are solely for convenience of reference and shall be given no effect in the construction and interpretation of this Agreement.

            Section 8.9 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            IN WITNESS WHEREOF, the parties hereto have duly executed this Asset Purchase Agreement as of the date first written above.

                                            ANTEON CORPORATION

                                            By:_________________________________
                                                Name:
                                                Title:


                                            B&G, LLC

                                            By:_________________________________
                                                Name:
                                                Title:


                                            PINNACLE SOFTWARE SOLUTIONS, INC.

                                            By:_________________________________
                                                Name:
                                                Title: